CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Nuveen Investment Trust of our report dated December 28, 2016, relating to the financial statements and financial highlights, which appears in Nuveen Large Cap Growth Opportunities Fund’s Annual Report on Form N-CSR for the year ended October 31, 2016. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

May 12, 2017